Exhibit 16.1

Plante & Morgan, PLLC Suite 300 8001 Arista Place Broomfield, CO 80021 Tel: 303.740.9400 Fax: 303.469.4370 plantemoran.com

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Re: Pure Cycle Corporation

File No.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Pure Cycle Corporation dated September 19, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ Plante & Moran, PLLC